SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2005

NEWALLIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	6712	52-2407114
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. employer
incorporation or organization)	Classification Code Number)	identification number)

195 Church Street
New Haven, Connecticut 06510
(203)787-1111
(address and telephone number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 8.01	Other Events
Item 9.01	Financial Statements and Exhibits
SIGNATURES

Item 8.01	Other Events

On August 10, 2005, the shareholders of Cornerstone Bancorp, Inc. ("CBI") approved the Agreement and Plan of Merger dated as of April 12, 2005 by and among NewAlliance Bancshares, Inc. ("NAL"), CBI and their wholly-owned subsidiaries, NewAlliance Bank and Cornerstone Bank. Subject to the terms of Agreement, CBI will merge with and into NAL and immediately thereafter, Cornerstone Bank will merge with and into NewAlliance Bank. Regulatory Applications are pending. It is expected that the transactions will be consummated at the beginning of 2006.

Completion of the CBI shareholder vote will permit NAL to begin implementation of its stock repurchase plan as first announced on May 10, 2005. The stock repurchase plan provides for the repurchase of up to 10.7 million shares of common stock of the Company (approximately 10% of common stock outstanding at March 31, 2005). The repurchases shall be effected from time to time through open market purchases and unsolicited or solicited privately negotiated transactions at NAL's discretion, subject to market conditions and other factors.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWALLIANCE BANCSHARES, INC.

By:
/s/ Merrill B. Blanksteen
Merrill B. Blanksteen
Executive Vice President and Chief Financial Officer

Date: August 10, 2005